Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002, AS AMENDED

I, Kathleen M. Crusco, Senior Vice President and Chief Financial Officer of Activant Solutions Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that, to the best of my knowledge:

1.
the annual report on Form 10-K of the Company for the year ended September 30, 2010 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 14, 2010

/s/ Kathleen M. Crusco
Name:	Kathleen M. Crusco
Title:	Executive Vice President and Chief Financial Officer
The foregoing certification which accompanies the Report is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.